Exhibit 99.1  Press Release dated July 21, 2014

Citizens First Corporation Announces Second Quarter 2014 Results

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, July 21, 2014 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the quarter ending June 30, 2014, which include the following:

•
For the quarter ended June 30, 2014, the Company reported net income of $733,000, which represents an increase of $42,000 from the linked quarter ended March 31, 2014 and a decrease of $55,000 from the quarter ended June 30, 2013. Earnings per diluted common share for the current quarter were $0.29, an increase of $0.02 from the linked quarter ended March 31, 2014 and a decrease of $0.01 for the quarter ended June 30, 2013.

•
For the six months ended June 30, 2014, net income totaled $1.42 million, or $0.56 per diluted common share.  This represents an increase of $521,000, or $0.31 per diluted common share, from the net income of $903,000 in the first six months of the previous year.

•
The Company’s net interest margin was 3.74% for the quarter ended June 30, 2014 compared to 3.81% for the linked quarter ended March 31, 2014 and 3.77% for the quarter ended June 30, 2013, a decrease of 7 basis points for the linked quarter and a decrease of 3 basis points from the prior year.  The Company’s net interest margin decreased from prior periods due to a decline in the yield on loans.

•
Total loans increased $16.4 million, or 5.6%, to $311.5 million at June 30, 2014 compared to $295.1 million at December 31, 2013. Total deposits increased $2.8 million, or 0.8%, to $345.8 million at June 30, 2014 compared to $343.0 million at December 31, 2013.  Todd Kanipe, President & CEO of Citizens First, commented, “commercial loan growth during the first half of the year along with a much lower provision for loan losses and improved asset quality were significant contributors to improved profitability.  We remain encouraged by overall loan demand in our markets.”

Second Quarter 2014 Compared to First Quarter 2014

Net interest income for the quarter ended June 30, 2014 improved $31,000 from the previous quarter, or 0.9%, as the volume of average earning assets increased $6.0 million for the second quarter of 2014.

Non-interest income for the three months ended June 30, 2014 increased $129,000, or 20.5%, compared to the previous quarter, primarily due to an increase in service charges on deposits of $35,000 and an increase in security gains of $74,000.  Non-interest expense for the three months ended June 30, 2014 increased $71,000, or 2.3%, compared to the previous quarter, primarily due to an increase in other real estate expense.

A $150,000 provision for loan losses was recorded for the second quarter of 2014, compared to a $125,000 provision in the previous quarter, an increase of $25,000.  The allowance for loan losses to total loans remained relatively constant at 1.59% compared to 1.60% in the first quarter.  Net charge-offs (recoveries) were $24,000 for the second quarter of 2014 compared to $(49,000) in the first quarter of 2014.

Second Quarter 2014 Compared to Second Quarter 2013

Net interest income for the quarter ended June 30, 2014 decreased $26,000, or 0.7%, compared to the previous year.  The decrease in net interest income was impacted by a reduction in interest expense of $69,000 combined with a decrease in interest income of $95,000.  The decrease in interest income was created by a decline in the yield on loans from 5.28% in the second quarter of 2013 to 5.13% in the second quarter of 2014.  Loan yields have declined as maturing loans were repriced at a lower rate.

Non-interest income for the three months ended June 30, 2014 decreased $37,000, or 4.7%, compared to the three months ended June 30, 2013, primarily due to a decline in gains on sale of mortgage loans.

Non-interest expense for the three months ended June 30, 2014 decreased $46,000, or 1.4%, compared to the three months ended June 30 2013, due to a decrease in legal and collection expenses.

A $150,000 provision for loan losses was recorded for the second quarter of 2014, an increase of $100,000, from $50,000 in the second quarter of 2013.  The allowance for loan losses to total loans decreased from 1.98% of total loans at June 30, 2013 to 1.59% at June 30, 2014, primarily due to charge-offs of specific allocations which were included in the allowance at June 30, 2013.  Net charge-offs were $24,000 for the second quarter of 2014 compared to net charge-offs of $635,000 in the second quarter of 2013.

Balance Sheet
Total assets at June 30, 2014 were $414.8 million, an increase of $4.6 million from $410.2 million at December 31, 2013.  Average assets year-to-date were $416.9 million, a decrease of 0.4%, or $1.6 million, from $418.5 million in 2013.  Average interest earning assets decreased 0.4%, or $1.6 million, from $386.1 million year-to-date 2013 to $384.5 million year-to-date 2014.

Loans increased $16.4 million, or 5.6%, from $295.1 million at December 31, 2013 to $311.5 million at June 30, 2014.  Total loans averaged $303.5 million for the six months ended June 30, 2014, compared to $304.7 million for the six months ended June 30, 2013, a decrease of $1.2 million, or 0.4%.

Non-performing assets totaled $2.5 million at June 30, 2014 compared to $2.0 million at December 31, 2013, an increase of $468,000. A summary of nonperforming assets is presented below:

(In thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Nonaccrual loans	$1,035	$1,104	$1,026	$3,784	$6,141
Loans 90+ days past due/accruing	42	56	-	19	-
Restructured loans	806	815	154	2,041	3,340
Total non-performing loans	1,883	1,975	1,180	5,844	9,481

Other real estate owned	598	631	833	547	517
Total non-performing assets	$2,481	$2,606	$2,013	$6,391	$9,998

Non-performing assets to total assets	0.60%	0.62%	0.49%	1.56%	2.43%

The allowance for loan losses at June 30, 2014 was $5.0 million, or 1.59% of total loans, compared to $4.7 million, or 1.58% of total loans as of December 31, 2013.  The allowance increased due to an increase in outstanding loans for the year.  A summary of the allowance for loan losses is presented below:

(In thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Balance at beginning of period	$4,827	$4,653	$4,820	$6,064	$6,650
Provision for loan losses	150	125	450	900	50
Charged-off loans	81	22	788	2,198	678
Recoveries of previously charged-off loans	57	71	171	54	42
Balance at end of period	$4,953	$4,827	$4,653	$4,820	$6,064

Allowance for loan losses to total loans	1.59%	1.60%	1.58%	1.60%	1.98%

Deposits at June 30, 2014 were $345.8 million, an increase of $2.8 million, or 0.8%, compared to $343.0 million at December 31, 2013.  Total deposits averaged $348.5 million for the six months ended June 30, 2014, an increase of $4.4 million, or 1.3%, compared to $344.1 million during the six months ended June 30, 2013.  Average deposits increased during the year, but the cost of funds declined as higher cost deposits matured and were renewed at lower rates.

At June 30, 2014, total shareholders’ equity was $36.8 million compared to $38.3 million at December 31, 2013, a decrease of $1.5 million.  During the first quarter of 2014, the Company paid $3.3 million to repurchase the remaining 93 shares of the Series A preferred stock that the Company had issued to the Treasury in 2008 under the TARP Capital Purchase Program.

The Company’s tangible equity ratio declined to 7.85% as of June 30, 2014 compared to 8.28% at December 31, 2013 due to the repurchase of the Company’s Series A preferred stock noted above. The tangible book value per common share improved from $11.51 at December 31, 2013, to $12.47 at June 30, 2014.  The Company and Citizens First Bank are categorized as “well capitalized” under regulatory guidelines.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, a continuation or worsening of the current disruption in credit and other markets, goodwill impairment, overall loan demand, increased competition in the financial services industry which could negatively impact the Company’s ability to increase total earning assets, and the retention of key personnel.  Actions by the Department of the Treasury and federal and state bank regulators in response to changing economic conditions, changes in interest rates, loan prepayments by and the financial health of the Company’s borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios
Consolidated Statement of Income:
	Three Months Ended
	June 30	March 31	Dec 31	Sept 30	June 30
	2014	2014	2013	2013	2013
Interest income	$4,230	$4,181	$4,411	$4,381	$4,325
Interest expense	701	683	682	747	770
Net interest income	3,529	3,498	3,729	3,634	3,555

Provision for loan losses	150	125	450	900	50

Non-interest income:
Service charges on deposits	296	261	319	341	321
Other service charges and fees	141	153	133	156	158
Gain on sale of mortgage loans	51	24	36	81	78
Non-deposit brokerage fees	75	69	72	91	78
Lease income	74	75	75	74	75
BOLI income	47	47	49	53	56
Securities gains	74	-	27	-	29
Total	758	629	711	796	795

Non-interest expenses:
Personnel expense	1,486	1,527	1,419	1,382	1,417
Net occupancy expense	479	482	485	499	465
Advertising and public relations	93	83	65	70	110
Professional fees	149	153	141	201	174
Data processing services	248	233	266	280	272
Franchise shares and deposit tax	145	146	145	146	141
FDIC insurance	74	77	119	150	26
Core deposit intangible amortization	82	84	79	84	85
Postage and office supplies	59	51	38	35	35
Other real estate owned expenses	47	10	46	7	20
Other	271	216	258	425	434
Total	3,133	3,062	3,061	3,279	3,179

Income before income taxes	1,004	940	929	251	1,121
Provision for income taxes	271	249	227	18	333
Net income	733	691	702	233	788

Preferred dividends and discount accretion	127	132	184	178	176
Net income available for common shareholders	$606	$559	$518	$55	$612
Basic earnings per common share	$0.31	$0.28	$0.26	$0.03	$0.31
Diluted earnings per common share	$0.29	$0.27	$0.25	$0.02	$0.30

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

Three Months Ended

	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013

Average assets	$419,630	$414,089	$408,792	$413,293	$419,240
Average earning assets	387,457	381,485	375,658	380,154	387,663
Average loans	303,489	303,438	298,833	307,618	305,532
Average deposits	350,943	346,089	340,938	340,067	345,738
Average equity	36,501	36,213	38,469	37,937	38,353
Average common equity	28,842	28,046	27,548	27,023	27,445

Return on average assets	0.70%	0.68%	0.68%	0.22%	0.75%
Return on average equity	8.05%	7.74%	7.24%	2.44%	8.24%

Efficiency ratio	72.88%	72.73%	68.07%	72.66%	72.17%
Non-interest income to average assets	0.72%	0.62%	0.69%	0.77%	0.76%
Non-interest expenses to average assets	2.99%	3.00%	2.97%	3.15%	3.04%
Net overhead to average assets	2.27%	2.38%	2.28%	2.38%	2.28%
Yield on loans	5.13%	5.14%	5.42%	5.26%	5.28%
Yield on investment securities (TE)	2.94%	3.02%	2.97%	2.87%	2.78%
Yield on average earning assets (TE)	4.47%	4.53%	4.75%	4.66%	4.56%
Cost of average interest bearing liabilities	0.83%	0.83%	0.83%	0.89%	0.92%
Net interest margin (TE)	3.74%	3.81%	4.03%	3.88%	3.77%
Number of FTE employees	99	98	100	100	98

Asset Quality Ratios:
Non-performing loans to total loans	0.60%	0.65%	0.40%	1.94%	3.09%
Non-performing assets to total assets	0.60%	0.62%	0.49%	1.56%	2.43%
Allowance for loan losses to total loans	1.59%	1.60%	1.58%	1.60%	1.98%
YTD net charge-offs (recoveries) to average loans, annualized	(0.03)%	(0.06)%	1.22%	1.36%	0.63%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	Six Months Ended

	June 30	June 30
	2014	2013
Interest income	$8,411	$8,753
Interest expense	1,384	1,532
Net interest income	7,027	7,221

Provision for loan losses	275	1,300

Non-interest income:
Service charges on deposits	557	612
Other service charges and fees	294	296
Gain on sale of mortgage loans	75	160
Non-deposit brokerage fees	144	143
Lease income	149	149
BOLI income	94	117
Securities gains	74	37
Total	1,387	1,514

Non-interest expenses:
Personnel expense	3,013	2,858
Occupancy expense	961	926
Advertising and public relations	176	188
Professional fees	302	338
Data processing services	481	537
Franchise shares and deposit tax	291	282
FDIC insurance	151	111
Core deposit intangible amortization	166	169
Postage and office supplies	110	78
Other real estate owned expenses	57	31
Other	487	743
Total	6,195	6,261

Income before income taxes	1,944	1,174
Provision for income taxes	520	271
Net income	1,424	903

Preferred dividends and discount accretion	259	393
Net income available for common shareholders	$1,165	$510
Basic earnings per common share	$0.59	$0.26
Diluted earnings per common share	$0.56	$0.25

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

	Six Months Ended

	June 30	June 30
	2014	2013

Average assets	$416,873	$418,526
Average earning assets	384,487	386,147
Average loans	303,464	304,741
Average deposits	348,529	344,115
Average equity	36,358	39,254
Average common equity	28,446	27,570

Return on average assets	0.69%	0.44%
Return on average equity	7.90%	4.64%

Efficiency ratio	72.81%	70.60%
Non-interest income to average assets	0.67%	0.73%
Non-interest expenses to average assets	3.00%	3.02%
Net overhead to average assets	2.33%	2.29%
Yield on loans	5.13%	5.39%
Yield on investment securities (TE)	2.97%	2.87%
Yield on average earning assets (TE)	4.50%	4.66%
Cost of average interest bearing liabilities	0.83%	0.92%
Net interest margin (TE)	3.77%	3.86%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Condition:	As of	As of	As of
	June 30,	December 31,	December 31,
	2014	2013	2012
Cash and due from financial institutions	$ 11,055	$ 8,572	$9,549
Federal funds sold	11,775	28,490	25,250
Available for sale securities	55,405	51,633	46,639
Loans held for sale	286	-	61
Loans	311,455	295,068	298,754
Allowance for loan losses	(4,953)	(4,653)	(5,721)
Premises and equipment, net	10,880	11,054	11,568
Bank owned life insurance (BOLI)	7,900	7,806	7,587
Federal Home Loan Bank Stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,536	1,554	1,660
Deferred income taxes	1,614	2,279	2,180
Intangible assets	4,596	4,762	5,094
Other real estate owned	598	833	191
Other assets	639	752	1,719
Total Assets	$414,811	$410,175	$406,556

Deposits:
Noninterest bearing	$ 44,972	$ 39,967	$ 41,725
Savings, NOW and money market	139,293	143,602	111,194
Time	161,545	159,382	178,814
Total deposits	$345,810	$342,951	$331,733
FHLB advances and other borrowings	25,300	22,000	26,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	239	243	238
Other liabilities	1,661	1,634	2,019
Total Liabilities	378,010	371,828	364,990
6.5% Cumulative preferred stock	7,659	7,659	7,659
Series A preferred stock	-	3,266	6,519
Common stock	27,072	27,072	27,072
Retained earnings (deficit)	1,818	653	(430)
Accumulated other comprehensive income (loss)	252	(303)	746
Total Stockholders’ Equity	36,801	38,347	41,566
Total Liabilities and Stockholders’ Equity	$414,811	$410,175	$406,556

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	June 30 2014	December 31, 2013	December 31, 2012
Capital Ratios:
Tier 1 leverage	8.90%	9.57%	10.20%
Tier 1 risk-based capital	11.44%	12.56%	13.16%
Total risk based capital	12.69%	13.81%	14.41%
Tangible equity ratio (1)	7.85%	8.28%	9.08%
Tangible common equity ratio (1)	5.98%	5.59%	5.55%
Book value per common share	$14.80	$13.93	$13.91
Tangible book value per common share (1)	$12.47	$11.51	$11.32
End of period common share closing price	$11.00	$9.86	$8.78
_____________
(1)
The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

Regulation G Non-GAAP Reconciliation:	June 30, 2014	December 31, 2013	December 31, 2012

Total shareholders’ equity (a)	$36,801	$38,348	$41,566
Less:
Preferred stock	(7,659)	(10,925)	(14,178)
Common equity (b)	29,142	27,423	27,388
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(499)	(665)	(997)
Tangible common equity (c)	24,546	22,661	22,294
Add:
Preferred stock	7,659	10,925	14,178
Tangible equity (d)	$32,205	$33,586	$36,472

Total assets (e)	$414,811	$410,175	$406,556
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(499)	(665)	(997)
Tangible assets (f)	$410,215	$405,413	$401,462
Shares outstanding (in thousands) (g)	1,969	1,969	1,969

Book value per common share (b/g)	$14.80	$13.93	$13.91
Tangible book value per common share (c/g)	$12.47	$11.51	$11.32

Total shareholders’ equity to total assets ratio (a/e)	8.87%	9.35%	10.22%
Tangible equity ratio (d/f)	7.85%	8.28%	9.08%
Tangible common equity ratio (c/f)	5.98%	5.59%	5.55%